                                                                   EXHIBIT 99.18


                          RAMSAY YOUTH SERVICES, INC.

                                  NEWS RELEASE


FOR IMMEDIATE RELEASE


                          RAMSAY YOUTH SERVICES, INC.
                        ANNOUNCES SECOND QUARTER RESULTS


CORAL GABLES, FLORIDA, JULY 25, 2001 . . . . RAMSAY YOUTH SERVICES, INC.
(NASDAQ:RYOU) today announced results for the second quarter ended June 30, 2001. The Company reported total revenues of $33,840,000 for the quarter, an increase of 34% over total revenues of $25,257,000 from the same period of the prior year. Net income for the second quarter increased to $796,000 or $0.08 per share, up from $107,000 or $0.01 per share for the same quarter in the prior year.

For the six months ended June 30, 2001, the Company reported an increase of 35% in total revenues. Revenues reached $65,629,000 as compared to $48,714,000 for the same period in the prior year. Net income for the six months ended June 30, 2001 totaled $1,180,000 or $0.13 per share as compared to $267,000 or $0.03 in the same period of the prior year.

Commenting on the results, Luis E. Lamela, President and CEO of Ramsay Youth Services, Inc., stated, "We are very pleased with our second quarter and mid year results, they reflect our continuing success in growing the specialized treatment areas of the business including the expansion of our mental health and substance abuse programs."

Ramsay Youth Services, Inc. is a leading provider and manager of specialized treatment programs and services in nine states and the Commonwealth of Puerto Rico. The Company is also an operator of treatment facilities including behavioral healthcare hospitals, residential treatment centers and other specialized juvenile facilities.

Except for historical information contained herein, the matters set forth in this news release are forward-looking statements as defined under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements involve known and unknown risks and uncertainties. Actual operations and results may differ materially from those expected in the forward looking statements made by the Company. Please refer to Ramsay's filings with the Securities and Exchange Commission for additional information, specifically the Risk Factors section in the Company's 10-K form for the year ended December 31, 2000.


                                 Tables Follow
                                      ###


Contact: Isa Diaz
         Vice President Corporate Relations
         (305) 569-4626

                  RAMSAY YOUTH SERVICES, INC. AND SUBSIDIARIES
                                OPERATING RESULTS


                                                                           QUARTER ENDED JUNE 30,
                                                         ---------------------------------------------------------------
                                                                    2001                                 2000
                                                         --------------------------           --------------------------
Revenues                                                    $33,840,000     100.0%               $25,257,000     100.0%

Operating expenses:
   Salaries, wages and benefits                              20,736,000      61.3%                15,646,000      61.9%
   Other operating expenses                                   9,638,000      28.5%                 7,035,000      27.9%
   Provision for doubtful accounts                            1,087,000       3.2%                   884,000       3.5%
   Depreciation and amortization                                592,000       1.7%                   558,000       2.2%
                                                         --------------------------           --------------------------
Total operating expenses                                     32,053,000      94.7%                24,123,000      95.5%
                                                         --------------------------           --------------------------

Income from operations                                        1,787,000       5.3%                 1,134,000       4.5%

Non-operating expenses:
   Interest and other financing charges, net                    866,000       2.6%                   529,000       2.1%
   Loss on sale of assets                                            --       0.0%                   456,000       1.8%
                                                         --------------------------           --------------------------
      Total non-operating expenses, net                         866,000       2.6%                   985,000       3.9%

Income before income taxes                                      921,000       2.7%                   149,000       0.6%

Provision for income taxes                                      125,000       0.3%                    42,000       0.2%
                                                         --------------------------           --------------------------
 Net income                                                 $   796,000       2.4%               $   107,000       0.4%
                                                         ==========================           ==========================


Income per common share:
   Basic                                                    $      0.09                          $      0.01
                                                         ===============                      ===============
   Diluted                                                  $      0.08                          $      0.01
                                                         ===============                      ===============

Weighted average number of common shares outstanding:

   Basic                                                      8,944,000                            8,912,000
                                                         ===============                      ===============
   Diluted                                                   10,037,000                            9,012,000
                                                         ===============                      ===============


                  RAMSAY YOUTH SERVICES, INC. AND SUBSIDIARIES
                                OPERATING RESULTS




                                                                         SIX MONTHS ENDED JUNE 30,
                                                         ---------------------------------------------------------------
                                                                 2001                                 2000
                                                         --------------------------           --------------------------
Revenues                                                    $65,629,000     100.0%               $48,714,000     100.0%

Operating expenses:
   Salaries, wages and benefits                              40,563,000      61.8%                30,333,000      62.3%
   Other operating expenses                                  18,630,000      28.4%                13,966,000      28.7%
   Provision for doubtful accounts                            1,919,000       2.9%                 1,465,000       3.0%
   Depreciation and amortization                              1,185,000       1.8%                 1,148,000       2.3%
                                                         --------------------------           --------------------------
Total operating expenses                                     62,297,000      94.9%                46,912,000      96.3%
                                                         --------------------------           --------------------------
Income from operations                                        3,332,000       5.1%                 1,802,000       3.7%

Non-operating expenses:
   Interest and other financing charges, net                  1,851,000       2.8%                   995,000       2.0%
   Loss on sale of assets                                            --       0.0%                   456,000       1.0%
                                                         --------------------------           --------------------------
      Total non-operating expenses, net                       1,851,000       2.8%                 1,451,000       3.0%


Income before income taxes                                    1,481,000       2.3%                   351,000       0.7%

Provision for income taxes                                      301,000       0.5%                    84,000       0.2%
                                                         --------------------------           --------------------------
 Net income                                                 $ 1,180,000       1.8%               $   267,000       0.5%
                                                         ==========================           ==========================

Income per common share:
   Basic                                                    $      0.13                          $      0.03
                                                         ===============                      ===============
   Diluted                                                  $      0.13                          $      0.03
                                                         ===============                      ===============

Weighted average number of common shares outstanding:

   Basic                                                      8,936,000                            8,904,000
                                                         ===============                      ===============
   Diluted                                                    9,379,000                            9,082,000
                                                         ===============                      ===============


